EXHIBIT 11

CONSENT OF INDEPENDENT ACCOUNTANT


I consent to the incorporation by reference in Post-Effective Amendment No. 36 to the Registration Statement of The Rainbow Fund, Inc. on Form N-1A (File No. 2-26001) of my report dated November 11, 1997, on my audit of the financial statements and financial highlights of The Rainbow Fund, Inc., which report is included in the Annual Report to Shareholders for the year ended October 31, 1997, and which is also incorporated by reference in this Post-Effective Amendment to the Registration Statement.

I consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and the caption "Counsel and Independent Accountants" in the Statement of Additional Information.


                                                          /s/ Harold Keller, CPA
                                                          ----------------------
                                                              Harold Keller, CPA


Port Washington, NY
September 25, 1998